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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 29, 1999, except as to Note 16, which is as of December 8, 1999, relating to the consolidated financial statements of Digital Island, Inc., which appears in Digital Island, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the incorporation by reference of our report dated October 29, 1999 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP



San Francisco, California

August 4, 2000